FIFTH AMENDMENT TO THE
RUBY TUESDAY, INC. STOCK INCENTIVE
AND DEFERRED COMPENSATION PLAN FOR DIRECTORS

        THIS FIFTH AMENDMENT is made this 6th day of July, 2005, by Ruby Tuesday, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Company”).

        W I T N E S S E T H:

        WHEREAS, the Company maintains the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors, which is currently maintained under an amended and restated indenture which became effective as of September 28, 1994 (the “Plan”); and

        WHEREAS, the Company desires to amend the Plan to modify each Participant’s Target Ownership Level; to provide that each Participant must attain his or her Target Ownership Level to remove transfer restrictions on shares issued upon exercise of Annual Options; to decrease the number of shares of Company stock subject to an Annual Option; to eliminate all deferrals of Retainer Compensation to purchase Company stock; and to make other changes as required by the American Jobs Creation Act of 2004; and

        WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan;

        NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the date first set forth above, except as otherwise provided herein, as follows:

1.     By adding, effective October 5, 2005, a new Section 1.1(p-1), as follows:

    “(p-1)        ‘Ownership Level Measurement Date’ means the date of each annual shareholders meeting.”

2.     By adding a new Section 1.1(r-1), as follows:

    “(r-1)        ‘Plan Year’ means the calendar year.”

3.     By deleting, effective October 5, 2005, Section 1.1(z) in its entirety and substituting therefor the following:

    “(z)        ‘Target Ownership Level’ means the number of shares of Stock owned by the Participant with a Fair Market Value at least equal to $250,000 as of an Ownership Level Measurement Date. For purposes of this Section 1.1(z), Fair Market Value, as defined by Section 1.1(m), shall be modified to mean the highest closing price of the Stock for any day during the thirty (30) day period ending on the Ownership Level Measurement Date. For purposes of this Section 1.1(z), a Participant shall be considered to ‘own’ shares of Stock (i) if the Participant has any legal or beneficial interest in the shares of Stock; or (ii) if a legal or beneficial interest in the shares of Stock is held by the Participant’s spouse or any child under age 21.”

4.     By deleting, effective October 5, 2005, Section 3A.1 in its entirety and substituting therefor the following:

“3A.1 Grants of Annual Options. Each Participant who is a director and who is not an employee of the Company shall be granted an Annual Option as of the date of each annual meeting of the shareholders, if such Participant is elected or re-elected as a director of the Company at that meeting or otherwise continues to serve as a director of the Company immediately following that meeting. In the event the number of Maximum Plan Shares, reduced by the number of such Maximum Plan Shares previously issued or issuable under the Plan, is insufficient to fund all of the Annual Options to be granted as of any annual meeting of the shareholders of the Company, then no Annual Options with respect to that meeting or any subsequent meeting shall be granted unless and until the Plan is amended to increase the number of Maximum Plan Shares; provided, further, that no Annual Options shall be granted with respect to annual meetings that take place prior to the effective date of any such amendment.”

5.     By deleting, effective October 5, 2005, the first sentence of the head language of Section 3A.2 and substituting therefor the following:

“An Annual Option shall represent the right to purchase 8,000 shares of Stock at a per share exercise price equal to the Fair Market Value of a share of Stock on the date of grant, which is the date of the annual meeting of the shareholders of the Company for which the award is made.”

6.     By adding, effective October 5, 2005, new Section 3A.4 as follows:

“3A.4 Restrictions on Transfer of Annual Option Shares. A Participant may not assign or transfer, except by will or the laws of descent and distribution, any shares of Stock attributable to the exercise of an Annual Option granted on or after October 5, 2005, unless and until the Participant attains the Target Ownership Level as of the Ownership Level Measurement Date coincident with the grant date of the Annual Option to which the shares of Stock are attributable or any subsequent Target Ownership Effective Date. If a Participant attains the Target Ownership Level but then falls below the Target Ownership Level as of any subsequent Ownership Level Measurement Date, shares of Stock attributable to the exercise of the Annual Option granted on that date and each subsequent Ownership Level Measurement Date shall be subject to the transfer restrictions contemplated by this Section 3A.4 unless and until the Participant again attains the Target Ownership Level. Transfer restrictions imposed under this Section 3A.4 shall remain in effect until the earlier of (i) the date they may be removed pursuant to the preceding provisions of this Section 3A.4 or (ii) the Participant’s death. Certificates reflecting shares of Stock issued upon the exercise of any Annual Option shall bear an appropriate legend reflecting these transfer restrictions, to the extent applicable, as determined by the provisions of this Section.”

7.     By deleting, effective January 1, 2005, Section 4.1 in its entirety and substituting therefor the following:

“4.1 Deferral to Deferred Compensation Accounts. Each Participant may elect to defer his or her Nonretainer Compensation and/or Retainer Compensation, each in twenty-five percent (25%) increments to his or her Deferred Compensation Account. An election to defer Compensation hereunder shall be in writing and shall be made prior to the first day of each Plan Year for which such Compensation shall be earned; provided, however, that in the case of the first year a Participant becomes eligible to defer Compensation hereunder, such election must be made no later than thirty (30) days following the date the Participant becomes eligible to participate in the Plan.”

8.     By deleting, effective January 1, 2005, the first sentence of Section 4.2 and substituting therefor the following:

        “A Participant may not revoke or modify an election made pursuant to Plan Section 4.1.”

9.     By deleting, effective January 1, 2005, Section 5.4 in its entirety and substituting therefor the following:

“5.4 Distribution of Accounts. Amounts credited to a Participant’s Deferred Compensation Account shall be distributed in either a single lump sum or annual installments (not to exceed five (5)), as designated by the Participant or the Prior Participant in his or her initial election under the Plan, Prior Plan or Old Plan, as applicable. A Participant’s one-time election pursuant to this Plan Section 5.4 must be made no later than thirty (30) days following the date of the Participant’s election pursuant to Plan Section 4.1. A Participant may not revoke or modify an election made pursuant to this Plan Section 5.4. Distribution of a Deferred Compensation Account shall be made (in the case of a lump sum payment) or commence (in the case of installment payments) upon the January 15 or July 15 immediately following the Participant’s or the Prior Participant’s seventieth (70th) birthday, or, if earlier, the January 15 or July 15 immediately following the date the Participant ceases to be a member of the Board of Directors. However, if the Participant or Prior Participant so elects in his or her one-time election under the Plan, Prior Plan or Old Plan, as applicable, the distribution (in the case of a lump sum payment) or the commencement of the distribution (in the case of installment payments) of the Participant’s or Prior Participant’s Deferred Compensation Account shall occur on any subsequent January 15 or July 15 in the designated calendar year as the Participant elected in his or her one-time election. If a Participant elects to have his or her Deferred Compensation Account distributed in installments, the amount of the first installment shall be a fraction of the value of the Participant’s Deferred Compensation Account, the numerator of which is one and the denominator of which is the total number of installments elected, and the amount of each subsequent installment shall be a fraction of the value (including income credited pursuant to Plan Section 5.3) on the date preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. For purposes of this Plan Section 5.4, a Participant shall not be considered to have ceased to be a member of the Board of Directors for any period of time following the effective date of the Distribution during which the Participant continuously serves as a member of the board of directors of the Company, MFCI or MHCI.”

9.     By adding a new Section 6.7, as follows:

“6.7 Cessation of Future Activity. Notwithstanding any other provision of this Section 6, a Participant shall not be able to elect to direct that his or her Retainer Compensation be paid to purchase shares of Stock pursuant to Plan Section 6.1 nor will a Participant be granted any Option to purchase a number of shares of Stock pursuant to Plan Section 6.3 effective for fiscal quarters of the Company beginning on or after August 31, 2005.”

10.     By adding, effective January 1, 2005, the following language to the end of Section 7.5:

“No termination, modification or amendment of the Plan shall accelerate any distribution made under Section 5.4 of the Plan.”

        Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this Fifth Amendment.

        IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.
By:/s/ Samuel E. Beall, III Title: Chairman and CEO

ATTEST:
By: /s/ Scarlett May Title: Secretary

    [CORPORATE SEAL]